Second Quarter 2014 Financial Results Conference Call August 7, 2014 NASDAQ: HDNG www.hardinge.com Douglas J. Malone Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

© Hardinge 2014 www.hardinge.com 2 Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© Hardinge 2014 www.hardinge.com 3 Sales ($ in millions) $58 $90 $84 $109 $106 $74 $105 $121 $100 $107 $125 $147 $129 $120 $120 2010 2011 2012 2013 Q2 2014 TTM North America Europe Asia $333 $329 $257 $342 $334 $26 $22 $36 $23 $25 $23 $27 $29 $25 $26 $30 $31 $38 $23 $28 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 North America Europe Asia $71 $79 $103 Quarterly Net Sales Annual Net Sales  Incremental acquisition revenue in Q2 2014 mitigated organic sales decline vs. Q2 2013 $79 $80 Actual net sales may differ due to rounding.

© Hardinge 2014 www.hardinge.com 4 $257 $342 $334 $329 $333 $79 $80 $103 $71 $79 29.6% 28.2% 29.3% 27.1% 28.0% Q2 2013* Q3 2013* Q4 2013* Q1 2014 Q2 2014* 23.9% 26.7% 29.0% 28.9% 28.3% 2010 2011 2012 2013* Q2 2014 TTM* Gross Margin Quarterly Sales and Gross Margin Annual Sales and Gross Margin  Q2 2014 and resulting TTM period impacted by lower production levels at certain factories Sales ($ in millions) * Gross Margin for Q2 2013, Q3 2013, Q4 2013, Q2 2014, 2013 and Q2 2014 TTM were adjusted to exclude unusual items. See supplemental slides for Adjusted Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Margin. Amounts shown pertain to continuing operations.. Actual net sales may differ due to rounding.

© Hardinge 2014 www.hardinge.com 5 $79 $80 $103 $71 $79 $257 $342 $334 $329 $333 (0.4)% 4.9% 6.1% 5.3% 4.0% 2010* 2011 2012* 2013* Q2 2014 TTM* 5.5% 4.1% 8.3% (0.4)% 2.2% Q2 2013* Q3 2013* Q4 2013* Q1 2014 Q2 2014* Operating Margin Quarterly Sales & Operating Margin Annual Sales & Operating Margin Sales ($ in millions) * Annual Operating Margin for 2010, 2012, 2013 and Q2 2014 TTM and quarterly Operating Margin for Q2 2013, Q3 2013, Q4 2013 and Q2 2014 were adjusted to exclude unusual items. See supplemental slides for Adjusted Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Margin. Actual net sales may differ due to rounding.  Q2 2014 and resulting TTM period impacted by lower production levels and increased SG&A from acquired businesses All amounts shown pertain to continuing operations.

© Hardinge 2014 www.hardinge.com 6 $3.7 $2.1 $8.4 ($0.7) $1.4 Q2 2013* Q3 2013* Q4 2013* Q1 2014* Q2 2014* Quarterly Net Income ($3.4) $12.0 $15.4 $14.9 $11.2 2010* 2011 2012* 2013* Q2 2014 TTM* Annual Net Income Net Income ($ in millions) * Annual Net Income for 2010, 2012, 2013 and Q2 2014 TTM and quarterly Net Income for Q2 2013, Q3 2013, Q4 2013, Q1 2014 and Q2 2014 were adjusted to exclude unusual items. See supplemental slides for Adjusted Net Income reconciliation and other important disclaimers regarding Adjusted Net Income. All amounts shown pertain to continuing operations.

© Hardinge 2014 www.hardinge.com 7 Emphasis on Productivity and Cash Managed Working Capital* as a Percent of Sales (Avg) Inventory Turns (Avg) Receivable Days Outstanding (Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits  Machine tool industry requires higher inventory to support customers’ needs  At 41%, we believe our managed working capital to be in upper quartile of industry 46% 37% 41% 42% 41% 2010 2011 2012 2013 Q2 2014 TTM 1.8 2.1 1.8 1.9 2.0 2010 2011 2012 2013 Q2 2014 TTM 60 58 57 60 60 2010 2011 2012 2013 Q2 2014 TTM

© Hardinge 2014 www.hardinge.com 8 $157.9 $147.0 $161.2 $203.6 $211.1 $5.0 $21.5 $20.0 $26.6 $19.1 2010 2011 2012 2013 6/30/2014 Equity Debt $30.9 $21.7 $26.9 $34.7 $22.3 2010 2011 2012 2013 6/30/2014 Financial Strength and Flexibility Total Capitalization ($ in millions) $3.7 $19.2 $7.6 $3.9 $4.0 2010 2011* 2012* 2013 2014E ** * Reflects expansion capital investments in China and Switzerland of $17.2 million in 2011 and $3.3 million in 2012. ** Midpoint of guidance of $3 million to $5 million provided on August 7, 2014. Cash & Cash Equivalents Capital Expenditures $162.9 $168.5 $181.2 $230.2 $230.2 Total Capitalization YTD 2014 capex was $1.1 million Q2 2014 Q2 2013 Cash provided by operating activities $1.4 $8.7 CapEx (0.8) (0.8) Operating free cash flow $0.6 $7.9

© Hardinge 2014 www.hardinge.com 9 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $67 $95 $79 $86 $94 $91 $120 $106 $95 $104 $139 $157 $103 $107 $108 2010 2011 2012 2013 Q2 2014 TTM North America Europe Asia $306 $288 $372 $297 $288 Quarterly Orders $25 $19 $24 $24 $27 $21 $28 $24 $29 $23 $31 $24 $26 $28 $30 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 North America Europe Asia $81 $80 $74 $71 $77  Year-over-year order growth driven by full quarter contribution from Forkardt acquisition Actual orders may differ due to rounding.

© Hardinge 2014 www.hardinge.com 10 ($ in millions) Backlog  Lead times vary by product line  Grinding: six to nine months  Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks Growing Backlog in 2014 $66 $65 $39 $43 $45 $51 $45 $42 $47 $46 $13 $13 $10 $11 $12 6/30/2013 9/30/2013 12/31/2013 3/31/2014 6/30/2014 Grinding Milling & Turning Workholding Parts & Accessories $101 $130 $123 $91 $103

© Hardinge 2014 www.hardinge.com 11 Oxford Economics Machine Tool Forecast Source: Oxford Economics Spring 2014 Global Machine Tool Outlook Report Emerging Economies Drive Demand $0 $20 $40 $60 $80 $100 $120 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Americas Europe Asia World M ac h in e T o ol C o n s u m p ti o n (i n U S $ b ill io n s ) Previous world peak surpassed in 2011 Drivers of Machine Tool Consumption:  Replacing technologically obsolete older machines  Shrinking supply of skilled machinists  Growing middle class in emerging economies  Advancing productivity for global competitiveness Oxford Machine Tool Forecast 2013-2017 CAGR  World ~7%  Asia ~8%  Europe ~4%  Americas ~5%

© Hardinge 2014 www.hardinge.com 12  Global machine tool environment dampens 2014 sales expectations; Optimistic outlook for 2015  China outlook positive for industries Hardinge serves  Moderate recovery underway in Europe  U.S. pipeline improving; temporarily impacted by anticipation of IMTS*  Long-term outlook on machine tool industry is positive  Acquisitions have improved Hardinge sales and margin profile  Pursuing acquisitions to complement organic growth  Drive sales, strengthen earnings power and create leverage  Innovation: Engineering and development to maintain competitive edge  Hardinge Inc. Performance Excellence – our Lean Six Sigma performance improvement initiative Overview and Outlook * International Manufacturing Technology Show

© Hardinge 2014 www.hardinge.com 13  Dates: September 8-13, 2014 Location: McCormick Place, Chicago Booths: S-8738 and N-6936 Stop by our booths to see our latest product introductions! International Manufacturing Technology Show

NASDAQ: HDNG www.hardinge.com Second Quarter 2014 Financial Results Conference Call August 7, 2014

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

© Hardinge 2014 www.hardinge.com 16 Adjusted Gross Profit Reconciliation ($ in millions) Gross Profit and Gross Margin for 2013, Q2 2014 TTM , Q2 2013, Q3 2013, Q4 2013 and Q2 2014 were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q2 2014 Q2 Q3 Q4 Q1 Q2 2010 2011 2012 2013 TTM 2013 2013 2013 2014 2014 Sales $ 257.0 $ 341.6 $ 334.4 $ 329.5 $ 332.7 $ 79.4 $ 79.8 $ 103.1 $ 70.9 $ 78.9 Cost of sales 195.7 250.5 237.6 236.2 240.0 56.6 57.7 73.7 51.7 56.9 Gross profit 61.3 91.1 96.8 93.3 92.7 22.8 22.1 29.4 19.2 22.0 Inventory step-up charge - - - 1.9 1.3 0.7 0.4 0.8 - 0.1 Adjusted gross profit $ 61.3 $ 91.1 $ 96.8 $ 95.2 $ 94.0 $ 23.5 $ 22.5 $ 30.2 $ 19.2 $ 22.1 Adjusted gross margin 23.9% 26.7% 29.0% 28.9% 28.3% 29.6% 28.2% 29.3% 27.1% 28.0%

© Hardinge 2014 www.hardinge.com 17 Annual Adjusted Net Income and Operating Income ($ in millions) Net Income, Operating Income and Operating Margin in 2010, 2012, 2013 and Q2 2014 TTM were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net (Loss) Income and Adjusted Operating (Loss) Income, which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. 2010 2011 2012 2013 Q2 2014 TTM Net (loss) income ($5.2) $12.0 $17.9 $9.9 $8.5 Impairment charge - - - 6.2 6.2 Gain on sale & acquisition (1.7) - - - - Income from discontinued operations and gain on disposal of discontinued operation, net of tax - - - (5.5) (5.5) Inventory step-up charge - - - 1.9 1.3 Acquisition transaction expense - - 0.2 2.2 0.5 Other adjustment 3.5 - (2.7) 0.2 0.2 Net (l ss) i come / adjusted net (loss) income (3.4) 12.0 15.4 14.9 11.2 Plus: Interest expense, net 0.3 0.2 0.7 1.0 0.9 Adjusted income tax expense 2.2 4.4 4.3 1.4 1.2 Adjusted operating (loss) income ($0.9) $16.6 $20.4 $17.3 $13.3 Sales $257.0 $341.6 $334.4 $329.5 $332.7 Adjusted operating margin (0.4)% 4.9% 6.1% 5.3% 4.0%

© Hardinge 2014 www.hardinge.com 18 Quarterly Adjusted Net Income and Operating Income ($ in millions) Quarterly Net Income, Operating Income and Operating Margin in Q2 2013, Q3 2013, Q4 2013, Q1 2014 and Q2 2014 were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss) and Adjusted Operating Income (Loss), which are non- GAAP measures, assist in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Net income (loss) 2.2$ 1.5$ 6.1$ (0.5)$ 1.3$ Inventory step-up charge 0.7 0.4 0.8 - 0.1 Acquisition transaction expense 1.0 0.3 0.3 - - Income from discontinued operations and gain on disposal of discontinued operation, net of tax (0.2) (0.3) (5.0) (0.2) - Impairment Charge - - 6.2 - - Other adjustment - 0.2 - - - Adjusted net income (loss) 3.7 2.1 8.4 (0.7) 1.4 Plus: Interest expense, net 0.3 0.3 0.3 0.2 0.1 Adjusted income tax expense 0.3 0.9 (0.1) 0.2 0.2 Adjusted operating income (loss) 4.3$ 3.3$ 8.6$ (0.3)$ 1.7$ Sales 79.4$ 79.8$ 103.1$ 70.9$ 78.9$ Adjusted operating margin 5.5% 4.1% 8.3% (0.4)% 2.2%

Quarterly Financial Appendix

HARDINGE

($ in millions, except for per share data)

	Quarter Ended							
	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014
Sales	$ 82.9	$ 90.6	$ 67.2	$ 79.4	$ 79.8	$ 103.1	$ 70.9	$ 78.9
Cost of sales	58.9	62.9	48.2	56.6	57.7	73.7	51.7	56.9
Gross profit	24.0	27.7	19.0	22.8	22.1	29.4	19.2	22.0
Gross profit margin	*28.9%*	*30.6%*	*28.2%*	*28.7%*	*27.7%*	*28.6%*	*27.1%*	*27.9%*
Selling, general and administrative expenses	18.6	21.0	18.2	20.0	19.6	21.8	19.1	20.1
Impairment charge	-	-	-	-	-	6.2	-	-
Other expense (income)	0.1	0.2	0.3	0.1	(0.1)	0.1	0.4	0.3
Income (loss) from operations	5.3	6.5	0.5	2.7	2.6	1.3	(0.3)	1.6
Operating margin	*6.4 %*	*7.2 %*	*0.7 %*	*3.4 %*	*3.2 %*	*1.3 %*	*(0.4)%*	*2.1 %*
Interest expense, net	0.2	0.1	0.2	0.3	0.3	0.3	0.2	0.1
Income (loss) from continuing before income taxes	5.1	6.4	0.3	2.4	2.3	1.0	(0.5)	1.5
Income tax expense (benefit)	1.1	(1.4)	0.3	0.3	1.1	(0.1)	0.2	0.2
Income (loss) from continuing operations	$ 4.0	$ 7.8	$ 0.0	$ 2.1	$ 1.2	$ 1.1	$ (0.7)	$ 1.3
Income from discontinued operations, net of tax	-	-	-	0.2	0.3	0.1	-	-
Gain from disposal of discontinued operations, net of tax	-	-	-	-	-	4.9	0.2	-
Net income (loss)	$ 4.0	$ 7.8	$ 0.0	$ 2.3	$ 1.5	$ 6.1	$ (0.5)	$ 1.3
Basic earnings (loss) per share								
Continuing operations	$ 0.35	$ 0.67	$ -	$ 0.18	$ 0.10	$ 0.09	$ (0.05)	$ 0.11
Discontinued operations	-	-	-	0.01	0.03	0.01	-	-
Disposal of discontinued operations	-	-	-	-	-	0.40	0.01	-
Earnings (loss) per share	$ 0.35	$ 0.67	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)	$ 0.11
Diluted earnings (loss) per share								
Continuing operations	$ 0.34	$ 0.66	$ -	$ 0.18	$ 0.10	$ 0.09	$ (0.05)	$ 0.11
Discontinued operations	-	-	-	0.01	0.03	0.01	-	-
Disposal of discontinued operations	-	-	-	-	-	0.40	0.01	-
Earnings (loss) per share	$ 0.34	$ 0.66	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)	$ 0.11
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	11.6	11.6	11.7	11.7	11.7	12.2	12.5	12.7
Weighted avg. shares outstanding: Diluted	11.6	11.6	11.7	11.8	11.8	12.3	12.5	12.8

Actual amounts may differ due to rounding.

TURNING MILLING GRINDING WORKHOLDING ROTARY CHUCKS

© Hardinge 2014 www.hardinge.com 19